Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated December 2, 2020, with respect to the consolidated financial statements of Interior Logic Group Holdings, LLC included in the Registration Statement (Form S-1) and related Prospectus of Interior Logic Group Holdings, Inc. for the registration of $100,000,000 in shares of its common stock.

/s/ Ernst & Young LLP

San Diego, California

January 8, 2021